Exhibit 99.1

NextCure Reports Third Quarter 2021 Financial Results and Provides Business Update

BELTSVILLE, Md. – November 4, 2021 – NextCure, Inc. (Nasdaq: NXTC), a clinical-stage biopharmaceutical company committed to discovering and developing novel, first-in-class immunomedicines to treat cancer and other immune-related diseases, today reported third quarter 2021 financial results and provided a business update.

“We are pleased to present clinical and biomarker data for our NC318 and NC410 programs at the upcoming SITC annual meeting,” said Michael Richman, NextCure’s president and chief executive officer. “In addition, we will host a virtual research and development update event following the conference on November 15th. The event will also feature Dr. Roy Herbst who will highlight the significant remaining unmet need in the treatment of lung cancer. Dr Herbst is currently a collaborator in the Phase 2 investigator-initiated clinical trial of NC318 in combination with pembrolizumab in patients with advanced non-small cell lung cancer.”

Business Highlights and Upcoming Milestones

•	Published preclinical data pertaining to the NC410 program in the open access journal, Frontiers in Immunology.

•	Appointed Ellen G. Feigal, M.D., a Partner and Head of the Biologics Practice at NDA Partners LLC, and Anne Borgman, M.D., former Vice President and Global Therapeutic Area Lead, Hematology-Oncology, at Jazz Pharmaceuticals, to the Board of Directors.

•	Appointed Elizabeth Jaffee, M.D., Ursula Matulonis, M.D., and Weiping Zou, M.D., Ph.D., to its Scientific Advisory Board.

•	Clinical and biomarker data for NC318 and NC410 programs to be presented at the upcoming Society for Immunotherapy of Cancer (SITC) annual meeting on November 10-14, 2021.

•	Hosting a virtual research and development update event on November 15, 2021, at 4:30 pm EST.

•	Announced presentations by collaborators at the American Society of Hematology Annual Meeting (ASH) on December 11-14, 2021, two research studies evaluating the role of Siglec-15 as a therapeutic target in childhood leukemia and the impact of a LAIR-1 antibody that selectively targets AML stem cells.

Financial Guidance

Based on its current research and development plans, NextCure expects its existing cash, cash equivalents and marketable securities will enable it to fund operating expenses and capital expenditure requirements into the second half of 2023.

Financial Results for Quarter Ended September 30, 2021

•	Cash, cash equivalents and marketable securities as of September 30, 2021, were $235.3 million, as compared to $283.4 million as of December 31, 2020. The decrease of $48.1 million primarily reflects cash used to fund operations, to purchase fixed assets, and to repay a term loan.

•	Research and development expenses were $13.6 million for the quarter ended September 30, 2021, as compared to $12.7 million for the quarter ended September 30, 2020. The increase was driven primarily by clinical-related costs, partially offset by timing of research and manufacturing supply costs.

•	General and administrative expenses were $4.9 million for the quarter ended September 30, 2020, as compared to $4.7 million for the quarter ended September 30, 2020. The increase was primarily related to personnel-related costs.

•	Net loss was $17.9 million for the quarter ended September 30, 2021, as compared to $16.4 million for the quarter ended September 30, 2020. The increase in net loss for the quarter was primarily due to increased research and development expenses and increased general and administrative expenses from an increase in headcount.

About NextCure, Inc.

NextCure is a clinical-stage biopharmaceutical company committed to discovering and developing novel, first-in-class immunomedicines to treat cancer and other immune-related diseases. Through our proprietary FIND-IO™ platform, we study various immune cells to discover and understand targets and structural components of immune cells and their functional impact in order to develop immunomedicines. Our initial focus is to bring hope and new treatments to patients who do not respond to current cancer therapies, patients whose cancer progresses despite treatment and patients with cancer types not adequately addressed by available therapies. www.nextcure.com

Forward-Looking Statements

This press release contains forward-looking statements, including statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, forecasts, assumptions and other information available to NextCure as of the date hereof. Forward-looking statements include statements regarding NextCure’s expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “may,” “will,” “potential,” “expects,” “believes,” “intends,” “hope,” “towards,” “forward,” “later” and similar expressions. Examples of forward-looking statements in this press release include, among others, statements about the development plans for NC410 and expected upcoming milestones, the potential benefits of NC410, and NextCure’s plans, objectives and intentions with respect to the discovery and development of immunomedicines. Forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those projected in any forward-looking statement. Such risks and uncertainties include, among others: the impacts of the COVID-19 pandemic on NextCure’s business, including NextCure’s clinical trials, third parties on which NextCure relies and NextCure’s operations; positive results in preclinical studies may not be predictive of the results of clinical trials; NextCure’s limited operating history and no products approved for commercial sale; NextCure’s history of significant losses; NextCure’s need to obtain additional financing; risks related to clinical development, marketing approval and commercialization; the unproven approach to the discovery and development of product candidates based on NextCure’s FIND-IO™ platform; and dependence on key personnel. More detailed information on these and additional factors that could affect NextCure’s actual results are described in NextCure’s filings with the Securities and Exchange Commission (the “SEC”), including in Item 1A of NextCure’s most recent Form 10-K and elsewhere in the Company’s filings with the SEC. You should not place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date of this press release, and NextCure assumes no obligation to update any forward-looking statements, even if expectations change.

NEXTCURE, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue:
Revenue from former research and development arrangement	$—	$—	$—	$22,378

Operating expenses:
Research and development	13,597	12,740	37,928	34,448
General and administrative	4,911	4,659	15,766	12,918
Total operating expenses	18,508	17,399	53,694	47,366
Loss from operations	(18,508)	(17,399)	(53,694)	(24,988)
Other income, net	578	1,032	1,244	3,846
Net loss	$(17,930)	$(16,367)	$(52,450)	$(21,142)

Loss per share - basic and diluted	$(0.65)	$(0.59)	$(1.90)	$(0.77)

Weighted-average shares outstanding - basic and diluted	27,615,038	27,547,737	27,607,685	27,524,350

Comprehensive loss:
Net loss	$(17,930)	$(16,367)	$(52,450)	$(21,142)
Unrealized gain (loss) on marketable securities	66	(637)	(908)	1,298
Total comprehensive loss	$(17,864)	$(17,004)	$(53,358)	$(19,844)

NEXTCURE, INC.

CONDENSED BALANCE SHEETS

(unaudited, in thousands, except share and per share amounts)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$36,664	$32,772
Marketable securities	198,672	250,676
Restricted cash	39	1,706
Prepaid expenses and other current assets	7,661	2,824
Total current assets	243,036	287,978
Property and equipment, net	14,208	15,809
Other assets	581	2,857
Total assets	$257,825	$306,644
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,946	$3,901
Accrued liabilities	4,232	4,627
Deferred rent, current portion	198	130
Term loan, current portion	—	1,667
Total current liabilities	7,376	10,325
Deferred rent, net of current portion	2,223	792
Term loan, net of current portion	—	1,806
Total liabilities	9,599	12,923
Stockholders’ equity:
Preferred stock, par value of $0.001 per share; 10,000,000 shares authorized at September 30, 2021 and December 31, 2020; no shares issued and outstanding at September 30, 2021 and December 31, 2020	—	—
Common stock, par value of $0.001 per share; 100,000,000 shares authorized at September 30, 2021 and December 31, 2020; 27,619,763 and 27,568,802 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	28	28
Additional paid-in capital	418,414	410,551
Accumulated other comprehensive (loss) income	(129)	779
Accumulated deficit	(170,087)	(117,637)
Total stockholders’ equity	248,226	293,721
Total liabilities and stockholders’ equity	$257,825	$306,644

Investor Inquiries

Timothy Mayer, Ph.D.

NextCure, Inc.

Chief Operating Officer

(240) 762-6486

IR@nextcure.com